EXHIBIT 3.1.3


ROSS MILLER
SECRETARY OF STATE
204 NORTH CARSON STREET, SUITE 1
CARSON CITY, NEVADA 89701-4299
(775) 684 5708
WEBSITE: WWW.NVSOS.GOV


                            CERTIFICATE OF AMENDMENT
                       (PURSUANT TO NRS 78.285 AND 78.390)


              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                         FOR NEVADA PROFIT CORPORATIONS
          (PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK)


1.   NAME OF CORPORATION:

     Barricode, Inc.

2. THE ARTICLES HAVE BEEN AMENDED AS FOLLOWS (PROVIDE ARTICLE NUMBERS, IF AVAILABLE):

     Article 3 of the Articles of Incorporation of the Corporation be amended by deleting in its entirety the present Article 3 and substituting in lieu thereof the following new Article 3:

               "The total number of shares of stock which this corporation is authorized to issue is two hundred million (200,000,000) shares of common stock, $.001 par value per share."

3. THE VOTE BY WHICH STOCKHOLDERS HOLDING SHARES IN THE CORPORATION ENTITLING THEM TO EXERCISE AT LEAST A MAJORITY OF THE VOTING POWER, OR SUCH GREATER PROPORTION OF THE VOTING POWER AS MAY BE REQUIRED IN THE CASE OF A VOTE BY THE CLASSES OR SERIES, OR AS MAY BE REQUIRED BY THE PROVISIONS OF THE ARTICLES OF INCORPORATION HAVE VOTED IN FAVOR OF THE AMENDMENT IS:

     15,000,000.

4.   EFFECTIVE DATE OF FILING (OPTIONAL):

     03/05/09

5.   OFFICER SIGNATURE (REQUIRED): /s/ THOMAS DELANEY, President
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